UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 11, 2006
Cerner Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 11, 2006, the Board of Directors of Cerner Corporation (the “Company”) approved an amendment to the Company’s Bylaws, Paragraph 7, adopting a majority vote standard for uncontested director elections. Under the new majority vote standard, which replaces plurality voting for uncontested director elections, shareholders shall elect directors of the Company at an annual or special meeting of shareholders by the affirmative vote of a majority of the votes cast, in person or by proxy, by the holders of outstanding shares of stock entitled to vote for the election of directors. In elections where the number of nominees exceeds the number of directors to be elected, the directors will continue to be elected by plurality vote. The Amended and Restated Bylaws, effective September 11, 2006, are attached as Exhibit 3.1 to this report and are incorporated herein by reference.
Item 8.01 Other Events.
In addition to the Bylaw amendment above, the Board on September 11, 2006 also approved an amendment to the Company’s Corporate Governance Guidelines, Section 7, providing that if an incumbent director nominee fails to receive the requisite majority vote at an annual or special meeting of the shareholders in an uncontested election, the director must promptly, following certification of the shareholder vote, tender his or her resignation to the Board of Directors. The independent directors, excluding the director who tendered the resignation, will evaluate the resignation in light of the best interests of the Company and its shareholders in determining whether to recommend accepting or rejecting the resignation. The Board of Directors will act on the tendered resignation, and publicly disclose the Board’s decision and rationale, within 90 days following certification of the shareholder vote. The director who has tendered his/her resignation shall not participate in the independent directors’ discussion/recommendation or the Board’s decision.
Item 9.01 Financial Statements and Exhibits.
     c) Exhibits
3.1	Amended and Restated Bylaws, effective September 11, 2006

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION

Date: September 15, 2006	By:	/s/ Marc G. Naughton

Marc G. Naughton, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated Bylaws, effective September 11, 2006